Exhibit 10(a)

AMENDMENT NO. 8
TO
ACUITY BRANDS, INC
AMENDED AND RESTATED SEVERANCE AGREEMENT

THIS AMENDMENT made and entered into as of the 4th day of January, 2019, by and between ACUITY BRANDS, INC. (the “Company”) and RICHARD K. REECE (“Executive”);

W I T N E S S E T H

WHEREAS, the Company and Executive entered into a Severance Agreement, dated as of April 21, 2006 (“Severance Agreement”), and amended as of October 28, 2009, March 30, 2010, March 28, 2014, October 27, 2014, October 26, 2015, October 25, 2016, and October 25, 2017, providing for the payment of certain compensation and benefits to Executive if Executive’s employment is terminated under certain circumstances; and

WHEREAS, the parties now desire to amend the Severance Agreement in the manner hereinafter provided;

NOW, THEREFORE, the Severance Agreement is hereby amended, as follows:
Section 4.2 is hereby replaced in its entirety by the following:
4.2    Annual Bonus. Executive shall be paid an amount equal to the greater of (i) 130% of employee’s gross salary, multiplied by a fraction (the “Pro Rata Fraction”), the numerator of which is the number of days that have elapsed in the then current fiscal year through Executive’s Date of Termination and the denominator of which is 365, or (ii) the annual incentive bonus that would be paid or payable to Executive under the Incentive Plan based upon the Company’s actual performance for such fiscal year multiplied by the Pro Rata Fraction. The bonus amount determined pursuant to Section 4.2(i) shall be paid to Executive within ten (10) days of Executive’s Date of Termination and any additional amount payable pursuant to Section 4.2(ii) shall be payable at the same time as bonuses are payable to other executives under the Incentive Plan. “Incentive Plan” shall mean the Acuity Brands, Inc. Management Compensation and Incentive Plan for the fiscal year in which the Executive's Termination of Employment occurs. Terms used in this Section 4.2 shall have the meaning ascribed them in the Incentive Plan.
This Amendment to the Severance Agreement shall be effective as of the date of this Amendment. Except as hereby modified, the Severance Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

Exhibit 10(a)

ACUITY BRANDS, INC.
By:	/s/ Vernon J. Nagel
Vernon J. Nagel
Chairman, President & Chief Executive Officer

EXECUTIVE
/s/ Richard K. Reece
Richard K. Reece